UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders held by Electronics For Imaging, Inc. (the “Company”) on May 27, 2010, in Foster City, California, the Company’s stockholders approved the two proposals listed below. The proposals are described in detail in the Company’s Proxy Statement dated April 19, 2010.

The following proposals were adopted by the margins indicated:

1.	To elect six (6) directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES*	% OF VOTES CAST FOR
Gill Cogan	39,775,323	1,020,606	2,713,545	91.42%
Guy Gecht	40,067,867	728,062	2,713,545	92.09%
Thomas Georgens	40,182,854	613,075	2,713,545	92.35%
Richard A. Kashnow	40,104,899	691,030	2,713,545	92.18%
Dan Maydan	39,779,474	1,016,455	2,713,545	91.43%
Fred Rosenzweig	39,334,617	1,461,312	2,713,545	90.40%

*	Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

2.	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST FOR
43,254,822	243,976	10,678	0	99.41%

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.07 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 1, 2010 – EFI Announces Voting Results of Annual Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 1, 2010	ELECTRONICS FOR IMAGING, INC.

	By:	/S/ GUY GECHT
	Name:	Guy Gecht
	Title:	Chief Executive Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JUNE 1, 2010

Exhibit No.	Description

99.1	Press Release dated June 1, 2010 – EFI Announces Voting Results of Annual Meeting of Stockholders